EXHIBIT 23.1




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-81451) of XL Capital Ltd. of our report dated June 25, 2004 relating to the financial statements of X.L. America, Inc. Employee Savings Plan, which appears in this Form 11-K.


/s/ PricewaterhouseCoopers LLP

New York, NY
June 25, 2004